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                                                                   EXHIBIT 10.15

                                    AGREEMENT

      THIS AGREEMENT, entered into as of this ____ day of ___________, 2004, by and between _______________ ("Employee") and OLYMPIC STEEL, INC., an Ohio corporation ("Olympic" and, together with its subsidiaries, the "Company"), is to evidence the following agreements and understandings:

                                   WITNESSETH:

      WHEREAS, Employee serves as an officer and/or key employee of Olympic or one of its subsidiaries;

      WHEREAS, by virtue of such position, Employee has and will continue to acquire certain Confidential Information (as hereinafter defined);

      WHEREAS, Olympic would not have executed this Agreement or agreed to Employee's participation in both the Company's new deferred compensation plan and its 2005 compensation program, unless Employee agreed to execute and enter into this Agreement; and

      WHEREAS, Employee acknowledges that if he were to divulge Confidential Information, solicit the employment of any Company personnel or the business of any of the Company's customers, serious injury would result to the Company.

      NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.Confidential Information. From the date hereof and at all times hereafter, except as expressly authorized in writing by an officer of Olympic, Employee shall keep secret and retain in strictest confidence, and will not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company, all confidential matters relating to the business of the Company learned by Employee during his employment by the Company, including, without limitation, information with respect to: (a) sales figures; (b) profit or loss figures; and (c) customers, clients, suppliers, sources of supply and customer lists (collectively, the "Confidential Company Information"). Employee will not disclose the Confidential Company Information to anyone outside of the Company except with Olympic's express written consent, except for Confidential Company Information which: (i) is at the time of receipt or thereafter becomes publicly known through no wrongful act of Employee; or (ii) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Employee or made available to Employee concerning the business of the Company will be Olympic's property and will be delivered to Olympic at any time on request.

            2.Non-Solicitation; Non-Hire. During the period (the "Restrictive Period") ending one (1) year following the date of Employee's termination of employment for


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whatever reason (the "Termination Date"), Employee will not, directly, indirectly or through an affiliate: (a) solicit, divert, take away or attempt to solicit, divert or take away any of the Company's customers, distributors, or suppliers; or (b) solicit or hire any employee of the Company or any individual who was an employee of the Company on the Termination Date and who has left the employment of the Company after the Termination Date within six months of the termination of such employee's employment with the Company.

            3.NATURE OF RESTRICTIONS. EMPLOYEE HAS CAREFULLY CONSIDERED THE NATURE AND EXTENT OF THE RESTRICTIONS UPON HIM AND THE RIGHTS AND REMEDIES CONFERRED UPON THE COMPANY UNDER THIS AGREEMENT, AND HEREBY ACKNOWLEDGES AND AGREES THAT THE SAME ARE REASONABLE IN TIME, ARE DESIGNED TO PROHIBIT CONDUCT WHICH OTHERWISE WOULD BE UNFAIR TO THE COMPANY, DO NOT STIFLE THE INHERENT SKILL AND EXPERIENCE OF EMPLOYEE, WOULD NOT OPERATE AS A BAR TO EMPLOYEE'S SOLE MEANS OF SUPPORT, ARE FULLY REQUIRED TO PROTECT THE LEGITIMATE INTERESTS OF THE COMPANY, AND DO NOT CONFER A BENEFIT UPON THE COMPANY DISPROPORTIONATE TO THE DETRIMENT TO EMPLOYEE.

            4.Inadequate Remedy at Law; Injunctive Relief. Employee acknowledges that his representations, warranties and covenants contained herein constitute a material inducement for the Company to enter into this Agreement. Employee further acknowledges that if he breaches any of the obligations contained in this Agreement, the injury that will be suffered by the Company will be irreparable and the Company will not have an adequate remedy at law. Notwithstanding Section 8 with respect to arbitration, Employee agrees that in the event of such a breach, the Company shall be entitled to relief by way of injunction from any court of proper jurisdiction, in addition to all other rights that the Company may have at law, in equity, or otherwise.

            5.Independent Significance. The restrictive covenants contained herein shall be construed as independent of the other provisions of this Agreement and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants and obligations herein set forth.

            6.Severability. Each provision of this Agreement is intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the legality, validity or enforceability of all other provisions of this Agreement. The parties hereto further agree that any such unenforceable provision or restriction shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be overly broad or unenforceable, such court is hereby empowered and authorized to limit such restriction so that it is enforceable for the longest duration of time possible, not to exceed the express terms hereof.

            7. Non-Waiver. No failure or delay by the Company in exercising the rights hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any further exercise of any right, power or privilege by the Company.


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            8.Arbitration. Subject to the Company's rights under Section 4 hereof, any dispute arising between the parties hereto shall be resolved by arbitration in accordance with the Rules of the American Arbitration Association, and the award of the arbitrator(s) shall be final and binding upon the parties. In the event a demand for arbitration is filed pursuant hereto, the parties shall have the same rights to discovery under the Ohio Rules of Civil Procedure as if the dispute had been filed as an original action in an Ohio court of original jurisdiction. All parties consent, agree and submit to Ohio personal jurisdiction.

            9. Miscellaneous.

            (a) This Agreement shall be deemed executed in Cuyahoga County, Ohio and shall be governed by, and construed in accordance with, the laws of the State of Ohio.

            (b) This Agreement shall inure to the benefit of the Company, its successors and assigns, and may be assigned by the Company to any future purchaser of any or all of its business; provided, however, that in the event Employee's employment is terminated by a successor or assignee without cause, the noncompetition restriction specified in Section 2 shall be null and void. This Agreement shall bind Employee and his administrators, representatives and executors.

            (c) The recitals hereto are an integral part of this Agreement and are incorporated herein by reference.

            (d) This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, but both of which shall constitute one and the same instrument.

            (e) This Agreement supplements, and expressly does not supersede any and all prior agreements, arrangements or understandings between the parties. Notwithstanding the foregoing, in the event of a conflict with the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall prevail.

            (f) All notices or other communications hereunder shall be in writing and shall be (1) personally delivered; (2) mailed by United States certified mail, return receipt requested, or (3) sent by overnight courier addressed as follows:

            To Employee:

            To the Company:      Olympic Steel, Inc.
                                 5096 Richmond Road
                                 Bedford, Ohio  44146
                                 Attention:   Mr. Michael D. Siegal,
                                              Chief Executive Officer
                                 Fax: 216.292.3974

or to such other address as any party notifies the other by certified mail. Any notice shall be deemed to have been given on the date of receipt of the communication.


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      IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

                                       OLYMPIC STEEL, INC.



                                       By:  ____________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                       _________________________________________
                                                       "EMPLOYEE"


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